UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2016

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 29, 2016, Mitel Network Corporation (the “Company”) held its Annual Meeting of shareholders (the “Meeting”). As of the June 22, 2016 record date for the determination of the shareholders entitled to notice of and to vote at the Meeting, 139,291,685 of the Company’s common shares were outstanding and eligible to vote. A total of 88,163,186 shares were voted in person or by proxy at the Meeting. The results of the matters voted on by shareholders at the Meeting are as follows:

	Number of Common Shares			Percentage of Votes Cast
	Voted For[1]	Withheld from Voting[1]	Broker Non-Votes	Voted For[1]	Withheld from Voting[1]
1. Election of Directors – Elected Each of the directors listed as nominees in the management proxy circular dated June 24, 2016 were elected directors of the Company until the next annual meeting.

Dr. Terence H. Matthews	67,890,809	11,573,427	8,654,622	85.44%	14.56%

Richard D. McBee	78,417,402	1,046,834	8,654,622	98.68%	1.32%

Benjamin H. Ball	70,805,897	8,658,339	8,654,622	89.10%	10.90%

Peter D. Charbonneau	74,290,707	5,173,529	8,654,622	93.49%	6.51%

John P. McHugh	70,992,174	8,472,062	8,654,622	89.34%	10.66%

Sudhakar Ramakrishna	75,239,212	4,225,024	8,654,622	94.68%	5.32%

David M. Williams	70,994,477	8,469,759	8,654,622	89.34%	10.66%

2. Appointment of Auditors – Passed Deloitte LLP was appointed auditor of the Company.	87,341,866	776,992	0	99.12%	0.88%

3. Executive Compensation – Passed Advisory resolution on approach to executive compensation passed.	72,147,723	7,316,513	8,654,622	90.79%	9.21%

[1]	As the vote for each motion was taken by a show of hands, the number of votes disclosed reflects only those proxies received by management in advance of the Meeting.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2016

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name: Greg Hiscock
Title: VP, General Counsel and Corporate Secretary